September 7, 2001



Boards of Trustees
  PHS Bancorp, M.H.C.
  Peoples Home Savings Bank
Board of Directors
  PHS Bancorp, Inc.
744 Shenango Road
Beaver Falls, Pennsylvania  15010

Members of the Boards:

     We hereby consent to the use of our firm's name in the Form AC Application for Conversion and in the Form SB-2 Registration Statement for PHSB Financial Corporation. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of PHSB Financial Corporation.


                                                    Sincerely,

                                                    /s/RP FINANCIAL, LC.